UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

ECO-SHIFT POWER CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Fountain Street North

Cambridge, Ontario N3H 4R7

(Address of Principal Executive Offices)

(519) 650-9506

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Eco-Shift Power Corp., a Delaware corporation (the “Company”), has been made aware of certain promotion materials that were distributed by the an entity named “The Wall Street Revelator” which makes various statements about the Company, its operations, customers, valuation and stock. The Company had no role in preparing such materials, did not pay for them and was unaware that these materials had been prepared. The Company also cannot give any assurances that the aforementioned materials are the only such materials being distributed by third parties. Because the Company did not participate in the preparation of such materials, and was not consulted by the preparer or distributer of these materials, these materials should not be relied upon and, instead, any interested parties should review the Company’s filings with the Securities and Exchange Commission on www.SEC.gov, including our Annual report on Form 10-K, visit our website at www.eco-shiftpower.com, or contact the Company directly for information about the Company, including, without limitation, our operations, financial condition and securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco-Shift Power Corp.

Date: June 4, 2014	By:	/s/ James Hughes
	Name:	James Hughes
	Title:	Chief Financial Officer